Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-291275, 333-284963, and 333-284966) and on Form S-8 (Nos. 333-279304, 333-224973, and 333-178044) of American Electric Power Company, Inc. of our report dated February 12, 2026 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, of American Electric Power Company, Inc., which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
February 12, 2026